Exhibit 99.1

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

Minneapolis, Minnesota

CONSOLIDATED FINANCIAL STATEMENTS

Including Independent Auditors’ Report

As of and for the Year Ended December 31, 2016

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

INDEPENDENT AUDITORS’ REPORT

Members and Management Board

Stadium Consolidation, LLC and Subsidiary

Minneapolis, Minnesota

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Stadium Consolidation, LLC and Subsidiary, which comprise of the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of operations, equity (deficit) and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stadium Consolidation, LLC and Subsidiary as of December 31, 2016 and the results of their operations and cash flows for the year ended December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

March 3, 2017

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

As of December 31, 2016

ASSETS

2016
CURRENT ASSETS
Cash and cash equivalents	$1,950,464
Accounts and contracts receivable, net	6,605,628
Contract retainage	2,090,023
Inventories	2,609,423
Prepaid expenses	432,285
Costs and estimated earnings in excess of billings	2,332,892

Total Current Assets	16,020,715

PROPERTY AND EQUIPMENT, NET	1,063,517

OTHER ASSETS
Intangible assets, net	782,027
Goodwill	1,699,452
Other	39,238

Total Other Assets	2,520,717

TOTAL ASSETS	$19,604,949

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$605,472
Accounts payable	3,171,627
Billings in excess of costs and estimated earnings	2,631,237
Other current liabilities	2,276,820

Total Current Liabilities	8,685,156
LONG-TERM LIABILITIES
Long-term debt, net of current portion and debt costs	536,015
Related party note, net of debt costs	8,306,061

Total Liabilities	17,527,232

COMMITMENTS AND CONTINGENCIES (NOTE 15)
EQUITY
Members’ equity	2,177,717
Preferred unit subscription receivable	(100,000)

Total Equity	2,077,717

TOTAL LIABILITIES AND EQUITY	$19,604,949

See accompanying notes to consolidated financial statements.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2016

2016
NET SALES	$55,002,051
COST OF GOODS SOLD	41,097,430

Gross Profit	13,904,621

OPERATING EXPENSES
General and administrative expenses	5,383,584
Selling expenses	3,157,875
Research and development	208,577

Total Operating Expenses	8,750,036

Operating Income	5,154,585

OTHER INCOME (EXPENSE)
Interest expense	(1,687,851)
Other expense	(104,011)

Net Other Expense	(1,791,862)

NET INCOME	$3,362,723

See accompanying notes to consolidated financial statements.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF EQUITY (DEFICIT)

For the Year Ended December 31, 2016

	Members’ Equity (Deficit)	Preferred Unit Subscription Receivable	Total Equity
BALANCES, December 31, 2015	$(959,521)	$(100,000)	$(1,059,521)
Net income	3,362,723	—	3,362,723
Unit-based compensation	59,182	—	59,182
Distributions earned	(284,667)	—	(284,667)

BALANCES, December 31, 2016	$2,177,717	$(100,000)	$2,077,717

See accompanying notes to consolidated financial statements.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2016

2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,362,723
Adjustments from net income to operating cash flows
Depreciation	336,501
Amortization of intangible assets	800,448
Amortization of debt issuance costs	104,698
Accretion on related party notes	378,890
Change in allowance for doubtful accounts	30,893
Unit-based compensation	59,182
Gain on disposal of property and equipment	(19,162)
Changes in assets and liabilities:
Accounts receivable	731,193
Contract retainage	(1,122,843)
Inventories	(428,815)
Other assets	(10,914)
Costs and estimated earnings in excess of billings	266,292
Accounts payable	(582,459)
Billings in excess of costs and estimated earnings	1,533,637
Other current liabilities	481,713

Net Cash Flows Provided by Operating Activities	5,921,977

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(499,645)
Proceeds from sale of property and equipment	20,000

Net Cash Flows Used in Investing Activities	(479,645)

CASH FLOWS FROM FINANCING ACTIVITIES
Net payments on line of credit	(1,190,741)
Proceeds on long-term debt	110,700
Payments on long-term debt	(2,231,091)
Due to ARG (Note 2)	(181,109)
Distributions	(284,579)

Net Cash Flows Used in Financing Activities	(3,776,820)

Net Change in Cash and Cash Equivalents	1,665,512
CASH AND CASH EQUIVALENTS – Beginning of Year	284,952

CASH AND CASH EQUIVALENTS – END OF YEAR	$1,950,464

Supplemental cash flow disclosures
Cash paid for interest	$1,209,710
Noncash investing and financing activities
Accrued distributions	24,111

See accompanying notes to consolidated financial statements.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2016

NOTE 1 – Summary of Significant Accounting Policies

Nature of Operations

Stadium Consolidation, LLC owns the majority of the outstanding ownership of Staging Concepts Acquisition, LLC (together, the “Company”) and, as a result, has consolidated those results. Staging Concepts Acquisition, LLC manufactures and installs portable stage platforms and railing systems for stadiums, theatres, auditoriums, and other commercial buildings. All significant intercompany transactions and balances have been eliminated upon consolidation.

Cash and Cash Equivalents

The Company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less.

The Company places its cash and cash equivalents with high credit quality institutions. At times, such balances may be in excess of the FDIC insurance limit. The Company believes that no significant concentration of credit risk exists with respect to cash and cash equivalents.

Accounts and Contracts Receivable

The Company extends unsecured credit to customers in the normal course of business. Accounts and contracts receivable represents amounts due from construction contracts and from delivered work. Receivables are shown net of an allowance for doubtful accounts of approximately $200,000 as of December 31, 2016. Contract receivables are generally due when billed and the retainage at the completion of the construction contract. The Company determines the need for an allowance for doubtful accounts by considering a number of factors, including length at time receivables are past due, customer financial condition and ability to repay the obligation, historical and expected credit loss experience and the condition of the general economy and industry as a whole. Accounts are considered past due based on terms agreed upon between the Company and the customer. The Company does not accrue interest on past due accounts. Balances are written off as they are deemed uncollectible based on management’s periodic review of the accounts receivable balances.

Inventories

Inventories are valued at the lower of cost (first-in, first-out method) or market. Work in-process includes estimated production costs.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2016

NOTE 1 – Summary of Significant Accounting Policies (cont.)

Property and Equipment

Property and equipment are stated at cost. Major expenditures for property and equipment are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Property and equipment are being depreciated using straight-line methods. Leasehold improvements are amortized over the shorter of the estimated useful lives or the remaining lease term. The following summarizes estimated useful lives:

Years
Production and office equipment	7
Tools and dies	7
Software	5
Leasehold improvements	5

Intangible Assets

Intangible assets are amortized over the approximate useful life of the asset using the straight-line method. The Company believes the straight-line method of amortization allocates the cost of the intangible assets to the earnings in proportion to the amount of economic benefits obtained by the Company in that reported period. The useful life used to amortize the value of backlog varies depending on the nature of the related contracts, in-place contract amortization is recorded based on contract completion.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment and intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. There were no losses for the year ended December 31, 2016.

Goodwill

Goodwill is tested for impairment annually or at the time of a triggering event, under which the fair value of the related business is estimated based on the Company’s expected present value of future cash flows and then compared with the corresponding carrying value, including goodwill. There was no impairment of goodwill as of December 31, 2016.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2016

NOTE 1 – Summary of Significant Accounting Policies (cont.)

Revenue Recognition

For certain large contracts, the Company recognizes revenue utilizing the percentage of completion method measured by the direct costs incurred to date to estimated total costs for each contract. Contract costs include all direct material, labor, subcontract and certain indirect costs. Administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are recognized when such losses are determined. Changes in job performance, conditions and estimated profitability may result in revisions to costs and income and are recognized in the year they are determined. Revenues recognized in excess of amounts billed are classified under current assets as costs and estimated earnings in excess of billings. Billings in excess of revenues are classified under current liabilities as billings in excess of costs and estimated earnings. For transactions not involving large contracts, the Company recognizes sales and related cost of goods sold at the time products are shipped. The Company’s policy is to present taxes imposed on revenue-producing transactions on a net basis.

Shipping and Handling Costs

Shipping and handling costs charged to customers have been included in net sales. Shipping and handling costs incurred by the Company have been included in costs of goods sold.

Advertising

Advertising costs are charged to operations when incurred. Advertising expense was $25,241 for the year ended December 31, 2016.

Debt Costs

Debt issuance costs are amortized over the life of the related debt using the interest method. Debt issuance costs were $413,993 as of December 31, 2016. Amortization expense was $104,698 for the year ending December 31, 2016. Future amortization expense is expected to be as follows for the years ending December 31:

2017	$74,555
2018	73,888
2019	73,888
2020	52,336

Total	$274,667

In April 2015, the FASB issued guidance creating ASC Subtopic 835-30, Interest – Imputation of Interest (Subtopic 835-30), Simplifying the Presentation of Debt Issuance Costs. The update modifies the presentation of costs of debt issuance as a direct reduction to the face amount of the related reported debt. The updated guidance is effective for financial statements issued for fiscal years beginning after December 15, 2015. The Company adopted the guidance during the year ended December 31, 2016. The adoption did not have a material impact on its consolidated financial statements.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2016

NOTE 1 – Summary of Significant Accounting Policies (cont.)

Income Taxes

The Company is treated as a limited liability company (LLC) for federal and state income tax purposes. As such, the Company’s income, losses and credits are included in the income tax returns of its members.

The Company reviews its results for uncertainty in income tax positions. The measurement and disclosure principles of uncertain tax positions normally do not affect the financial statements of an entity that is not subject to income tax. As it relates to the Company, additional income taxes due to an adjustment to income or disallowed deductions generally would be imposed on the members rather than the Company itself. However, there are certain exceptions where the Company would bear the burden of an uncertain tax position.

The Company is not currently under examination by any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and any related interest and penalties as income tax expense on the Company’s consolidated statement of operations.

Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Costs

Research and development costs are charged to operations when incurred. Research and development expense was $208,577 for the year ended December 31, 2016.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2016

NOTE 1 – Summary of Significant Accounting Policies (cont.)

Subsequent Events

The Company has evaluated subsequent events occurring through March 3, 2017, the date on which the consolidated financial statements were available to be issued, for events requiring recording or disclosure in the consolidated financial statements.

Recent Accounting Pronouncements

In May 2014, the FASB issued guidance creating Accounting Standards Codification (“ASC”) Section 606, “Revenue from Contracts with Customers.” The new section will replace Section 605, “Revenue Recognition,” and creates modifications to various other revenue accounting standards for specialized transactions and industries. The section is intended to conform revenue accounting principles with a concurrently issued International Financial Reporting Standards to reconcile previously differing treatment between United States practices and those of the rest of the world and to enhance disclosures related to disaggregated revenue information. The standard permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The standard also requires expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Additionally, qualitative and quantitative disclosures are required about customer contracts, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. The Company is still in the process of evaluating the effect of adoption on the consolidated financial statements and is currently assessing contracts with customers. The Company anticipates they will expand their consolidated financial statement disclosures in order to comply with the new standard and has not yet concluded on the transition method upon adoption.

In February 2016, the FASB issued ASU No. 2016-02, “Leases.” ASU No. 2016-02 was issued to increase transparency and comparability among organizations by recognizing all lease transactions (with terms in excess of 12 months) on the balance sheet as a lease liability and a right-of-use asset (as defined). ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, with earlier application permitted. Upon adoption, the lessee will apply the new standard retrospectively to all periods presented or retrospectively using a cumulative effect adjustment in the year of adoption. The Company is currently assessing the effect that ASU No. 2016-02 will have on its results of operations, financial position and cash flows.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2016

NOTE 2 – Acquisition of Architectural Railings & Grilles, Inc.

On September 14, 2015, the Company acquired certain assets and assumed certain liabilities of Architectural Railings & Grilles, Inc. (“ARG”). The total purchase price of assets was $3,536,568. The purchase was financed by a combination of working capital, members’ equity contributions, bank debt and seller debt. Amounts due of $181,109 to ARG as part of the acquisition were paid in full during 2016.

NOTE 3 – Inventory

Inventories consisted of the following as of December 31:

2016
Raw materials	$1,714,973
Work in-process	752,826
Finished goods	286,624

2,754,423
Reserve for obsolescence	(145,000)

$2,609,423

NOTE 4 – Property and Equipment, Net

The property and equipment consisted of the following as of December 31:

2016
Production equipment	$1,204,712
Office equipment	328,251
Tools and dies	153,125
Software	286,329
Leasehold improvements	254,064

2,226,481
Accumulated depreciation and amortization	(1,162,964)

Property and Equipment, Net	$1,063,517

Depreciation expense was $336,501 for the year ended December 31, 2016.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2016

NOTE 5 – Intangible Assets, Net

Intangible assets consisted of the following as of December 31:

	Life	2016
Customer lists	5 yrs	$4,406,000
Noncompete agreement	5 yrs	100,000
Patents	5 yrs	15,342

		4,521,342
Accumulated amortization		(3,739,315)

Total Intangible Assets, Net		$782,027

The customer lists and noncompete agreement are being amortized over a five year useful life and the patents are being amortized over a two year useful life. Amortization expense was $800,448 for the year ended December 31, 2016. Future amortization expense is expected to be as follows for the years ending December 31:

2017	$211,200
2018	211,200
2019	211,200
2020	148,427

Total	$782,027

NOTE 6 – Costs and Estimated Earnings on Uncompleted Projects

Percentage of completion results consisted of the following as of December 31:

2016
Costs incurred on uncompleted projects	$36,258,934
Estimated earnings	14,151,217

50,410,151
Less billings to date	(50,708,496)

$(298,345)

The above data is presented in the accompanying balance sheet as follows:

Cost and estimated earnings in excess of billings	$2,332,892
Billings in excess of costs and estimated earnings	(2,631,237)

$(298,345)

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2016

NOTE 7 – Line of Credit

In September 2015, the Company obtained a revolving line of credit up to $7,000,000 with a bank. The line of credit expires on the earlier of September 2017 or upon default of the Company meeting the obligations defined in the agreement. The line of credit is secured by substantially all assets of the Company. Interest is calculated at the prime plus 1.50%, with a minimum interest rate of 5.00% (5.25% as of December 31, 2016). No amounts were outstanding under the line of credit as of December 31, 2016. The line of credit also allows the Company to issue letters of credit up to the lessor of $2,000,000 or available borrowing base. Amounts outstanding under the letter of credit accrue interest between 1.50% and 2.00% annually. The Company had $0 outstanding against the available letter of credit balance as of December 31, 2016.

Terms of the lines of credit include, but are not limited to, covenants which require the Company to maintain specified financial ratios and restrict dividends. As of December 31, 2016, the Company was in compliance with all covenants under the agreement or obtained a waiver from the lender.

NOTE 8 – Other Current Liabilities

Other current liabilities consisted of the following as of December 31:

2016
Accrued wages	$693,675
Accrued commissions and incentives	871,158
Accrued interest	93,171
Customer deposits	288,438
Other	330,378

Other Current Liabilities	$2,276,820

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2016

NOTE 9 – Long-term Debt

In September 2015, the Company obtained a bank note payable “Term Note A” of $3,500,000. Term Note A is due in monthly installments of $48,611 plus interest at the greater of prime plus 1.25% or 5.25% (5.25% as of December 31, 2016). In January 2016, the Company obtained a bank note payable “Term Note B” of $110,700. Term Note B is due in monthly installments of $1,845 plus interest at the greater of prime plus 1.25% or 5.25% (5.25% as of December 31, 2016).

Unpaid remaining principal under both bank notes payable is due in September 2020. The bank notes payable are secured by substantially all assets of the Company and are subject to various financial and non-financial covenants. Outstanding amounts on the bank notes payable consisted of the following as of December 31:

2016
Term Note A	$1,143,371
Term Note B	90,405

Total long-term debt	1,233,776
Less: Current portion	(605,472)
Less: debt issuance costs, net	(92,289)

Long-Term Portion, net	$536,015

Principal requirements on long-term debt for the years ending after December 31, 2016 are as follows:

2017	$605,472
2018	582,179
2019	22,140
2020	23,985

Total	$1,233,776

NOTE 10 – Related Party Notes

2015 Related Party Notes

In September 2015, the Company issued notes totaling $8,000,000 with 12.0% cash interest rate and 16.5% effective interest rate. Unpaid interest accretion is capitalized as principal monthly and was $378,890 during the year ended December 31, 2016. The related party notes were provided by entities with preferred A and B units in the Company and are secured by substantially all assets of the Company, but is subordinate to the bank line of credit (Note 7) and bank notes payable (Note 9). Amounts due under the related party notes, including capitalized, unpaid interest accretion, is due in full in September 2020. Outstanding borrowings were $8,488,439 as of December 31, 2016. Amounts are presented net of unamortized debt costs of $182,378 as of December 31, 2016.

Terms of the agreement, as amended, include, but are not limited to, covenants which require the Company to maintain specified financial ratios, restrictive annual capital expenditures and dividends. As of December 31, 2016, the Company was in compliance with all covenants under the agreement.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2016

NOTE 10 – Related Party Notes (cont.)

Cash interest expense in connection with the related party notes was approximately $1,010,376 for the year ended December 31, 2016, including accrued interest of $87,366.

NOTE 11 – Members’ Equity

Stadium Consolidation, LLC

Upon formation of the LLC in August 2010, the Company assigned three classes of membership interests: preferred units, restricted common units and warrants. In September 2015, the Company’s operating agreement was amended to provide for preferred A units and preferred B units. The Company is authorized to issue up to an aggregate of 3,500,000 preferred A units, 100,000,000 preferred B units and 100,000,000 common units.

During 2015, the Company received $3,500,000 in exchange for the issuance of 3,500,000 preferred A units and 676,024 preferred B units. During 2015, the Company also received $2,965,775 in exchange for the issuance of 1,407,040 preferred B units.

Preferred A Units

As of December 31, the Company has 3,500,000 preferred A units issued and outstanding. The preferred A units earn a preferred yield at an annual rate of 8.0% and carry a liquidation preference of $1.00 per unit, subject to adjustment. The preferred yield is required to be paid on a monthly basis. During the year ended December 31, 2016, $284,667 of preferred yield was due and $260,556 was paid. The preferred A units are subject to redemption at the request of the holders upon a put triggering event, as defined in the operating agreement, but no later than October 2020. As of December 31, 2016, no put requests were made. The preferred A units have priority in liquidation over preferred B units and restricted common units, but do not have voting rights.

Preferred B Units

As of December 31, 2016, the Company has 3,862,993 preferred B units issued and outstanding. The preferred B units earn a preferred yield at an annual rate of 8.0% and carry a liquidation preference of $2.11 per unit upon issuance, subject to adjustment. Payment of the preferred yield is subject to Board approval. During the year ended December 31, 2016, no amounts of preferred yield were paid. As of December 31, 2016, unpaid preferred yield on preferred B units was $848,589. The preferred B units have priority in liquidation over restricted common units and have voting rights.

Restricted Common Units

During the year ended December 31, 2016, the Company issued 489,679 of restricted common units. There are no vested restricted common units outstanding as of December 31, 2016. The common units do not have voting rights.

272,045 of the 489,679 restricted common units issued during the year ended December 31, 2016 are time based vesting units that vest in five installments beginning with the first anniversary and continuing through the fifth anniversary. Each unit has a common unit hurdle of $1.00. All units vest upon a liquidation or sale of the Company. The fair value of the restricted common units issued during the year ended December 31, 2016 was $1.42 per unit.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2016

NOTE 11 – Members’ Equity (cont.)

217,634 of the 489,679 restricted common units issued during the year ended December 31, 2016 are event based vesting units that vest upon the effective date of a liquidation or sale of the Company based on the internal rate of return achieved. The fair value of the restricted common units issued during the year ended December 31, 2016 was $0.84 per unit.

All of the restricted common units are considered profits interest for US income tax purposes. The Company recognized unit-based compensation expense of $59,182 during the year ended December 31, 2016.

NOTE 12 – Employee 401K Profit Sharing Plan

The Company sponsors a 401K Profit Sharing Plan (the “Plan”) covering substantially all employees.    Under the Plan, the Company has the option to elect to match a percentage of the employees’ contributions annually. Discretionary matching contributions were $113,780 for the year ended December 31, 2016.

NOTE 13 – Concentrations

As of December 31, 2016, the Company had one customer which accounted for 22% of the total accounts and contracts receivable, net.

For the year ended December 31, 2016, two customers accounted for 25% and 14% of total contract revenue.

For the year ended December 31, 2016, three customers accounted for 45%, 16% and 10% of the total contract retainage.

NOTE 14 – Related Party Management Services

The Company has a contract for management services provided by an entity related through common ownership, which continues until notice by the Company or upon a sale of the Company. The Company incurred expenses under this agreement of $250,000 for the year ended December 31, 2016. The payments are subordinate to payments on the line of credit, long-term debt and the related party notes in the event of a default.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2016

NOTE 15 – Commitments and Contingencies

Leases

The Company has entered into operating lease agreements for office and production shop space in Minnesota. The leases expire October 31, 2020 and December 31, 2017. The Company is required to pay monthly lease payments, ranging from $5,826 to $17,661. The Company entered into another operating lease agreement on September 14, 2015 for office and production shop space in South Carolina. The lease expires on September 14, 2020. The Company is required to pay monthly lease payments of $12,500. The Company incurred $586,035 of rent expense, including common tenant costs, during the year ended December 31, 2016. The future minimum lease payments during the years ended December 31 are as follows:

2017	$422,339
2018	356,079
2019	359,270
2020	282,857

Total	$1,420,545

Commitments

The Company had uncompleted sales contracts with bid prices totaling $100,054,928 as of December 31, 2016. The estimated costs to complete these contracts totaled $37,857,507 as of December 31, 2016. Total costs incurred on these projects as of December 31, 2016 were $36,258,934.

Legal Proceedings

The Company is party to various legal proceedings incidental to its normal operating activities. Although it is impossible to predict the outcome of such proceedings, management believes, based on the facts currently available, that none of such claims will result in losses that would have a materially adverse effect on the Company’s consolidated financial statements.

NOTE 16 – Subsequent Events

Subsequent to year end, the Company entered into an operating lease agreement for office and warehouse space in Minnesota. The lease term is for a period of 63 months. The Company is required to pay monthly lease payments ranging from $30,941 to $34,175.